UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

pdvWireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300
Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02 (a).                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 7, 2018, the Audit Committee of the Board of Directors of pdvWireless, Inc. (the “Company”), after consultation with management and discussions with PKF O’Connor Davies, LLP, the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2018, concluded that the Company’s previously issued financial statements for the quarter ended December 31, 2017 and for the year ended March 31, 2018 (collectively, the “Relevant Periods”) should be restated and should no longer be relied upon.

In connection with preparing its financial statements for the quarter ended June 30, 2018, the Company determined that it incorrectly interpreted the effective date of a change to the accounting treatment of its net operating losses (“NOLs”) in accordance with the new tax laws in the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017 (the “TCJA”).  The TCJA, among other items: (i) increased the NOL carryforward period from 20-years to an indefinite carryforward period and (ii) limited the percentage of NOLs that may be used to offset taxable income to 80%.

Under the TCJA, the 80% limitation applies to NOLs arising in taxable years “beginning after” December 31, 2017, which for the Company would be its fiscal year commencing on April 1, 2018 and ending on March 31, 2019 (“Fiscal 2019”).  The TCJA, however, provides that the indefinite carryforward period applies to NOLs arising in taxable years “ending after” December 31, 2017, which for the Company would be its fiscal year beginning on April 1, 2017 and ending on March 31, 2018 (“Fiscal 2018”).   Based on these dates, NOLs generated by the Company during Fiscal 2018 would both (i) not be subject to the 80% limitation and (ii) have an indefinite life.

In preparing its financial statements for the Relevant Periods, the Company, in consultation with its third-party tax firm, determined that it was unlikely that Congress intended to provide this double benefit to the NOLs generated by the Company during Fiscal 2018.  As a result, the Company determined that an appropriate approach would be to continue to limit the carryforward period for the NOLs it incurred during Fiscal 2018 to 20 years, rather than apply an indefinite life to those NOLs.

Based on its review of available accounting literature in connection with preparing its financial statements for the quarter ended June 30, 2018, the Company determined that it should apply the accounting changes implemented by the TCJA in accordance with the effective dates set forth in the TCJA, despite the double benefit it could recognize for the NOLs it incurred during Fiscal 2018.  Specifically, the Company determined that, based on the current language of the TCJA, the correct accounting treatment for the NOLs it generated during Fiscal 2018 is to apply an indefinite life to these NOLs and to not subject those NOLs to the 80% limitation.

Applying an indefinite life to the NOLs the Company generated in Fiscal 2018 enables the Company to utilize an increased amount of NOLs to offset the deferred tax liability created by the Company’s amortization of its indefinite-lived intangibles.  The Company determined that it should recognize an additional deferred tax benefit of $5.6 million for the three months ended December 31, 2017 and $6.0 million for the fiscal year ended March 31, 2018.

Although these changes are non-cash items and do not change the Company’s reported operating revenues or reported operating costs and expenses, the Company determined that these changes have a material impact on the as filed financial statements for the Relevant Periods, and as a result, the restatement of the Relevant Periods is required.

The Company and its advisors completed this review, and the Company filed the restated financial statements for the Relevant Periods on the same date as this Current Report.

The Company has identified a material weakness in its internal control over financial reporting relating to its interpretation and application of the effective dates of the changes in the accounting treatment of its NOLs instituted by the TCJA.  The Company has developed a plan to remediate this material weakness, which is discussed in its restated financial statements for the Relevant Periods.

Item 8.01. Other Information

The Company also issued a press release postponing its scheduled earnings conference call to 8:30 a.m. on August 10, 2018 and stating that it is unable to file its quarterly report on Form 10-Q for the quarter ended June 30, 2018 by the August 9th deadline.  The Company has not yet completed all activities required to file its Form 10-Q for the quarter ended June 30, 2018.  The Company expects to file its quarterly report on Form 10-Q for the quarter ended June 30, 2018 by the prescribed due date allowed pursuant to Rule 12b-25.

The delay in filing the Form 10-Q for the quarter ended June 30, 2018 is unrelated to the restatement of the Company’s financial statements for the quarter ended December 31, 2017 and the year ended March 31, 2018, which the Company filed today.

Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) risks associated with the Company’s efforts to remediate the material weakness in its internal control over financial reporting; (ii) the Company’s spectrum initiatives, including its FCC proceedings aimed at modernizing and realigning the 900 MHz spectrum band to increase its usability and capacity, which contemplates the utilization of such spectrum for the future deployment of broadband technologies and services, may not be successful on a timely basis or at all, and may continue to require significant time and attention from its senior management team and the expenditure of significant resources; (iii) the Company may not be successful in identifying, developing and commercializing network and mobile communication solutions utilizing its current and future spectrum and commercially available technologies; (iv) the Company has a limited operating history with respect to its Team Connect business; (v) the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future; (vi)  the Company’s ability to control the costs and to achieve the expected operational benefits and long- term cost savings of its restructuring plan;  (vii) the Company’s indirect sales model may not be successful; (viii) the market for the Company’s TeamConnect service may not prove to be as large as and/or it may continue to be more difficult for the Company to obtain customers for its TeamConnect service than it initially expected; (ix) the wireless communication industry is highly competitive and the Company may not be able to compete successfully; and (x) government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results of operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K/A for the fiscal year ended March 31, 2018, filed with the SEC on August 9, 2018. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

pdvWireless, Inc.

Date: August 9, 2018	/s/ Morgan E. O’Brien
Morgan E. O’Brien
Chief Executive Officer